INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the inclusion in the Registration Statement on Post-Effective Amendment No. 2 to Form SB-2 of Cambex Corporation of our report dated March 29, 2000 relating to the financial statements of Cambex Corporation and subsidiaries for the years ended December 31, 1999, 1998 and 1997. We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Belanger & Company, P.C.
Belanger & Company, P.C.
Certified Public Accountants


Chelmsford, Massachusetts
June 1, 2001